Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$853,570
Unrealized Gain (Loss) on Market Value of Commodity Futures	651,130
Dividend Income	134,351
Interest Income	172,393
ETF Transaction Fees	1,050
Total Income (Loss)	$1,812,494

Expenses
General Partner Management Fees	$39,096
Professional Fees	7,346
Brokerage Commissions	795
Directors' Fees and insurance	3,699
License fees	978
Total Expenses	$51,914
Net Income (Loss)	$1,760,580

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/23	$80,071,202
Withdrawals (200,000 Shares)	(7,459,819)
Net Income (Loss)	1,760,580

Net Asset Value End of Month	$74,371,963
Net Asset Value Per Share (1,950,000 Shares)	$38.14

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596